UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 11, 2026, Zoned Properties, Inc. (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”) to vote on the following matters:

●	Proposal 1: To consider and vote on a proposal to approve the sale of the rights, title, and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission, and the assets, properties, and rights of the Seller Parties (defined below), other than the excluded assets, which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2026 (as it may be amended, supplemented or modified from time to time, the “MBO APA”), by and among Zoned Properties, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC and the other transaction documents related thereto (the “Asset Sale”), and adopt the MBO APA (“Proposal 1”); and

●	Proposal 2: To consider and vote on a proposal to approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale (“Proposal 2”).

As disclosed in the Company’s proxy statement relating to the Special Meeting (the “Proxy Statement”), the Company was required to obtain approval of Proposal 1 by (a) stockholders holding a majority of the voting power of the Company (“Majority Approval”); and (b) stockholders holding a majority of the voting power, excluding shares held by the interested parties to the transaction (i.e., the owners of BPB Partners, LLC: Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney, a full-time, non-officer employee of the Company (and their affiliates), collectively referred to herein as the “Management Group”) (“Disinterested Stockholder Approval”).

As of July 15, 2026, the record date for determination of holders of the Company’s common stock and preferred stock entitled to vote at the Special Meeting (the “Record Date”), there were 13,180,829 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding. Holders of common stock have one vote for each share of common stock held and holders of preferred stock have 50 votes for each share of preferred stock held. As of the Record Date, the Management Group collectively held 623,379 shares of common stock, representing 4.7% of the common stock, and together with the preferred stock, representing less than 1.0% of the voting power of the Company.

At the Special Meeting, holders of 6,536,003 shares of the Company’s common stock and 2,000,000 shares of the Company’s preferred stock, with a collective voting power of 106,536,003 shares, were represented in person or by proxy, constituting a quorum. The final voting results with respect to Proposal 1 and Proposal 2 are set forth below:

Proposal 1 – Approval of the Asset Sale and Adoption of the MBO APA

Majority Approval

For	Against	Abstain	Broker Non-Votes
106,359,616	37,180	139,207	-

Disinterested Stockholder Approval

For	Against	Abstain	Broker Non-Votes
105,736,237	37,180	139,207	-

Proposal 2 – Approval, on an Advisory (Non-Binding) Basis, of Named Executive Officer Compensation Relating to the Asset Sale

For	Against	Abstain	Broker Non-Votes
106,225,379	307,877	2,747	-

As disclosed in the Proxy Statement, Proposal 3 was submitted solely for the purpose of adjourning the Special Meeting if necessary or appropriate to solicit additional proxies. Because Proposal 1 and Proposal 2 received sufficient votes for approval, the condition for the adjournment proposal did not occur. Therefore, Proposal 3 was rendered moot and was not presented for action at the Special Meeting.

There can be no assurance as to when or whether the closing conditions with respect to the MBO APA will be satisfied or waived, or as to when or whether the Asset Sale will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: September 15, 2026	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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